ZQ|00000001|TCBI|P01|CUS|C0000014745|CAPIN|00262901|1734

PREFERRED STOCK

PAR VALUE $.01

PREFERRED STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ

Certificate Number

ZQ00000001

Shares

TEXAS CAPITAL BANCSHARES, INC.

SPECIMEN

TEXAS CAPITAL BANCSHARES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT COMPUTERSHARE SHAREHOLDER SERVICES INC SPECIMEN CERTIFICATE

CUSIP 882228 40 6

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of **ONE**

FULLY-PAID AND NON-ASSESSABLE SHARES OF 6.50% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A, PAR VALUE $.01, WITH A LIQUIDATION PREFERENCE OF $25 PER SHARE

Texas Capital Bancshares, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers in facsimile and its facsimile seal to be affixed hereto.

DATED 27-MAR-2013

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

President and Chief Executive Officer

TEXAS CAPITAL BANCSHARES, INC. CORPORATE SEAL 1993 DELAWARE

SECURITY INSTRUCTIONS ON REVERSE

Printed by DATA BUSINESS FORMS

112846

TEXAS CAPITAL BANCSHARES, INC.

The Corporation is authorized to issue shares of more than one class of stock and more than one series of each class. A full statement of all the designations, preferences, limitations and relative rights of all such classes or series is set forth in the Certificate of Incorporation of the Corporation, as amended, on file in the Office of the Secretary of State of Delaware. The Corporation will furnish without charge to the record holder of this certificate a statement of the designations, preferences, limitations and relative rights of the shares represented by this certificate upon request by such record holder to the Corporation at its principal place of business or registered office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- ....Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors Act ....
(State)

UNIF TRF MIN ACT ....Custodian (until age...)...........
(Cust) (Minor)
under Uniform Transfers to Minors Act..........
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

represented by the within Certificate, and hereby irrevocably constitutes and appoints

____ Attorney

to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________________20__________________

Signature: ______________________________________

Signature: ______________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15

SPECIMEN

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.



The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.